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GUIDANCE SOFTWARE, INC.
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February 11, 2016

Guidance Software’s Board Issues Response to Former Chairman

PASADENA, Calif.—February 11, 2016 — Guidance Software, makers of EnCase®, the gold standard for digital investigations and endpoint data security, today said its Board of Directors issued the following statement as it carefully evaluates the proposals that were filed by Mr. Shawn McCreight:

“Under Mr. McCreight’s leadership, Guidance Software and its shareholders have endured declining revenues, market share, stock value and employee morale for three consecutive years. Beginning last November, the Guidance Board and management launched a series of restructuring initiatives to improve the performance of the company. The first priority of these initiatives has been to deliver new products that match customers’ needs and drive product revenue growth.

“Mr. McCreight’s departure as an employee, announced in January 2016, was a part of needed changes in Guidance’s product engineering leadership team and also the result of the Board’s loss of confidence in Mr. McCreight’s ability to lead the company as its Chairman.

“In the months since the Board launched these initiatives, Guidance has begun to see progress in its strategies to return to growth and value creation for all shareholders. The company this week launched its first new software solution in years, and reported a positive trend in quarterly revenues.

“Guidance’s Board and newly formed management team are executing on a clear strategy to address the company’s longstanding challenges.  The Board believes management is pursuing the right direction in the right way and that a return to the strategies and leadership of the past would needlessly disrupt this progress and put significant value at risk.”

About Guidance Software

Guidance (NASDAQ: GUID) exists to turn chaos and the unknown into order and the known—so that companies and their customers can go about their daily lives as usual without worry or disruption, knowing their most valuable information is safe and secure. Makers of EnCase®, the gold standard in digital investigations and endpoint data security, Guidance provides a mission-critical foundation of applications that have been deployed on an estimated 25 million endpoints and work in concert with other leading enterprise technologies from companies such as Cisco, Intel, Box, Dropbox, Blue Coat Systems, and LogRhythm. Our field-tested and court-proven solutions are used with confidence by more than 70 of the Fortune 100 and hundreds of agencies worldwide.

Guidance Software®, EnCase®, EnScript®, EnCE™, EnCEP™, EnForce™, Linked Review™, EnPoint™ and Tableau™ are trademarks owned by Guidance Software and may not be used without prior written permission. All other trademarks and copyrights are the property of their respective owners.

Participants in the Solicitation

Guidance and its directors, executive officers and other employees and persons may be deemed to be “participants” in the solicitations of proxies from Guidance’s stockholders in connection with the upcoming annual meeting of the Company’s stockholders (the “Annual Meeting”). Guidance plans to file a proxy statement (the “2015 Proxy Statement”) with the Securities Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Guidance’s stockholders in connection with the Proposals and their respective interests in Guidance by security holdings or otherwise is set forth in Guidance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 24, 2015 (the “Annual Report”) and will also be included in the 2015 Proxy Statement and other materials filed with the SEC. To the extent holdings of Guidance’s securities have changed since the amounts printed in the Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

Promptly after filing its definitive 2015 Proxy Statement with the SEC, Guidance will mail the definitive 2015 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, GUIDANCE’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE 2015 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT GUIDANCE WILL FILE WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive 2015 Proxy Statement and any other documents filed by Guidance with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Guidance’s website at http://investors.guidancesoftware.com/.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance’s products will continue at current or greater levels, that new products will be successful, or that Guidance will continue to grow revenues, or be profitable. There are also risks that Guidance’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance’s financial performance; that Guidance could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance’s periodic reports and registration statements filed with the Securities and Exchange Commission. Guidance specifically disclaims any responsibility for updating these forward-looking statements.

Media Contact:

Ian Campbell or Jim Lucas

Abernathy MacGregor

213-630-6550

jbl@abmac.com